SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Aytu BioScience, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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AYTU BIOSCIENCE, INC.

373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 24, 2016

TO THE STOCKHOLDERS OF

AYTU BIOSCIENCE, INC.

The 2016 annual meeting of stockholders of Aytu BioScience, Inc. will be held at the offices of Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, on May 24, 2016, at 10:00 a.m. Eastern time, for the following purposes:

1.	To elect three directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 100,000,000;

3.	To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of preferred stock from 50,000,000 to 10,000,000;

4.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio of any whole number between 1-for-4 and 1-for-12, as determined by our board of directors, at any time before November 24, 2016, if and as determined by our board of directors;

5.	To hold an advisory vote on executive compensation;

6.	To hold an advisory vote on the frequency with which future advisory votes on executive compensation should be held;

7.	To ratify the appointment of EKS&H, LLLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and

8.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this notice.

The Board has fixed the close of business on April 1, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal offices in Englewood, Colorado for the 10 days prior to the meeting for review for any purposes related to the meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, the proxy statement (including an electronic proxy card for the meeting) and our 2015 Annual Report to Stockholders via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Englewood, Colorado

Dated: April [__], 2016

By Order of the Board of Directors

Joshua R. Disbrow

President, Chief Executive Officer

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QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

Q:	Who may vote at the meeting?

A:	The Board of Directors has set April 1, 2016 as the record date for the meeting. If you owned shares of our common stock at the close of business on April 1, 2016, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 1, 2016, there were [22,446,481] shares of our common stock outstanding and entitled to vote at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent these proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q:	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•	are present and entitled to vote in person at the meeting; or
•	properly submitted a proxy card or voter instruction card in advance of or at the meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:	The seven proposals to be voted on at the meeting are as follows:

1.	To elect the three directors named in the proxy statement to serve until our next annual meeting or until their successors have been elected and qualified;

2.	To amend our Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 100,000,000;

3.	To amend our Certificate of Incorporation to reduce the number of authorized shares of preferred stock from 50,000,000 to 10,000,000;

4.	To approve a reverse stock split at a ratio of any whole number between 1-for-4 and 1-for-12, as determined by our board of directors, at any time before November 24, 2016, if and as determined by our board of directors;

5.	To hold an advisory vote on executive compensation;

6.	To hold an advisory vote on the frequency with which future advisory votes on executive compensation should be held; and

7.	To ratify the appointment of EKS&H, LLLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

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Q:	How may I vote my shares in person at the meeting?

A:	If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website https://www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-579-1639 in the United States and following the recorded instructions; or

•	By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on May 23, 2016. If stockholders have any questions or need assistance voting their proxy, please call our proxy solicitor Okapi Partners LLC toll-free, at 1-877-566-1922. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors.

Q:	How can I change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•	Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary either before the meeting or at the meeting at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112;

•	Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary either before or at the meeting and before the taking of the vote, at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112; or

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?

A:	We will announce the voting results at the annual meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the annual meeting.

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AYTU BIOSCIENCE, INC.

373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 24, 2016

This proxy statement has been prepared by the management of Aytu BioScience, Inc. “We,” “our” and the “Company” each refers to Aytu BioScience, Inc.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials, including the notice, this proxy statement, our 2015 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about April 8, 2016. We mailed a Notice of Internet Availability of Proxy Materials on or about April 8, 2016 to our stockholders of record and beneficial owners as of April 1, 2016, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the meeting and vote your common stock if you held shares as of the close of business on April 1, 2016. At the close of business on April 1, 2016, a total of [22,446,481] shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Counting Votes

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to matters being voted on. Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to any matters.

Assuming the presence of a quorum at the meeting:

•	The election of directors will be determined by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

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•	The affirmative vote of the holders of a majority of the total outstanding shares of our common stock as of the record date is necessary to approve the amendment to our Certificate of Incorporation to reduce our authorized shares of common stock. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will effectively be a vote against this proposal.

•	The affirmative vote of the holders of a majority of the total outstanding shares of our common stock as of the record date is necessary to approve the amendment to our Certificate of Incorporation to reduce our authorized shares of preferred stock. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will effectively be a vote against this proposal.

•	The affirmative vote of the holders of a majority of the total outstanding shares of our common stock as of the record date is necessary to approve the reverse stock split. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will effectively be a vote against this proposal.

•	The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the votes cast at the meeting. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. However, the stockholder vote on this matter will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by the Board on executive compensation.

•	The advisory vote on the frequency of future votes on executive compensation will be decided by a plurality of the votes cast at the meeting. This means that the frequency period (every one, two or three years) receiving the highest number of “FOR” votes will be selected. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. However, the stockholder vote on this matter will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by the Board as to the frequency period ultimately chosen by the Board.

•	The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Because your vote on each of our executive compensation, the frequency of voting on executive compensation and the ratification of the appointment of our independent registered public accounting firm is advisory, it will not be binding on our Board or our Company. However, our Board will consider the outcome of the votes when making future decisions regarding executive compensation and the frequency of each voting and the selection of our independent registered public accounting firm.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. We have retained a proxy solicitor, Okapi Partners LLC, to assist in the forwarding and solicitation of proxies. Pursuant to this arrangement, the proxy solicitor has agreed to contact shareholders, banks, brokers and proxy intermediaries to secure votes on the proposals described in this proxy statement. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Annual Meeting

If you are a holder of record and plan to attend the annual meeting, please bring a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our bylaws currently provide that the number of directors constituting the Board shall be determined solely and exclusively by resolution duly adopted from time to time by the Board. There are three directors presently serving on our Board, and the number of directors to be elected at this annual meeting is three. The Board proposes the three nominees listed below for election to the Board for a one-year term.

Our common stock is not listed on any exchange and is only quoted on the OTCQX. Consequently no exchange rules regarding director independence are applicable to us. However, our Board has determined to apply NASDAQ’s test for director independence to all of our directors. None of our three directors are independent under the NASDAQ definition due to (i) being an executive officer of our Company, in the case of Josh Disbrow and Jarrett Disbrow, and (ii) the payments we make to Ampio Pharmaceuticals, Inc. under our services agreement with Ampio, in the case of Mr. Macaluso. Mr. Macaluso is the President and CEO and a director of Ampio. In addition to the specific bars to independence set forth in the NASDAQ rule, we also consider whether a director or his affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular. In addition, none of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers except that Joshua Disbrow and Jarrett Disbrow are brothers.

Directors with Terms Expiring in 2016

Name	Age	Director Since	Position(s) with Aytu
Joshua R. Disbrow	41	January 2016	President, Chief Executive Officer, Director
Jarrett T. Disbrow	41	January 2016	Chief Operating Officer, Director
Michael Macaluso	64	April 2015	Director

Joshua R. Disbrow – Chief Executive Officer, Director

Joshua R. Disbrow has been employed by us since April 16, 2015. Prior to the closing of the Merger, Mr. Disbrow was the Chief Executive Officer of Luoxis since January 2013. Mr. Disbrow was also the Chief Operating Officer of Ampio since December 2012. Prior to joining Ampio, he served as the Vice President of Commercial Operations at Arbor Pharmaceuticals, a specialty pharmaceutical company, from May 2007 through November 2012. He joined Arbor as that company’s second full-time employee. Mr. Disbrow led the company’s commercial efforts from inception to the company’s acquisition in 2010 and growth to over $127 million in net sales in 2011. By the time Mr. Disbrow departed Arbor in late 2012, he had led the growth of the commercial organization to comprise over 150 people in sales, marketing sales training, managed care, national accounts, and other commercial functions. Mr. Disbrow has spent over 18 years in the pharmaceutical, diagnostic and medical device industries and has held positions of increasing responsibility in sales, marketing, sales management, commercial operations and commercial strategy. Prior to joining Arbor, Mr. Disbrow served as Regional Sales Manager with Cyberonics, Inc., a medical device company focused on neuromodulation therapies from June 2005 through April 2007. Prior to joining Cyberonics he was the Director of Marketing at LipoScience, an in vitro diagnostics company. Mr. Disbrow holds an MBA from Wake Forest University and BS in Management from North Carolina State University. Mr. Disbrow’s experience in executive management and marketing within the pharmaceutical industry, monetizing company opportunities, and corporate finance led to the conclusion that he should serve as a director of our Company in light of our business and structure.

Jarrett T. Disbrow, Ph.D. – Chief Operating Officer, Director

Jarrett Disbrow has been employed by us since April 16, 2015. Prior to the closing of the Merger, Mr. Disbrow was the Chief Executive Officer of Vyrix from November 2013. Mr. Disbrow joined Vyrix from Eurus Pharma LLC, or Eurus Pharma, where he held the position of general manager from 2011 to 2013. Prior to joining Eurus Pharma, Mr. Disbrow was the founder, president and chief executive officer of Arbor Pharmaceuticals, Inc., or Arbor Pharmaceuticals from 2006 to 2010. Following Arbor Pharmaceuticals’ acquisition in 2010, Mr. Disbrow remained with the company as vice president of commercial development. Prior to founding Arbor Pharmaceuticals in 2006, he was head of marketing for Accentia Biopharmaceuticals, Inc. from 2002 to 2006. Mr. Disbrow began his career with GlaxoWellcom, Inc. (now GlaxoSmithKline plc) from 1997 to 2001, where he held positions of increasing responsibility in sales and later marketing. Mr. Disbrow received a BS in business management from North Carolina State University in Raleigh, NC. Mr. Disbrow’s experience in executive management and operations within the pharmaceutical industry led to the conclusion that he should serve as a director of our company in light of our business and structure.

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Michael Macaluso - Director

Michael Macaluso has been a member of our Board of Directors since April 16, 2015. Mr. Macaluso is also the Chief Executive Officer of Ampio. Mr. Macaluso has been a member of Ampio Pharmaceuticals’ Board of Directors since March 2010 and Ampio’s Chief Executive Officer since January 2012. Mr. Macaluso served in the roles of president and Chief Executive Officer of Isolagen, Inc. from June 2001 until September 2004. Mr. Macaluso also served on the board of directors of Isolagen from June 2001 until April 2005. From October 1998 until June 2001, Mr. Macaluso was the owner of Page International Communications, a manufacturing business. Mr. Macaluso was a founder and principal of International Printing and Publishing, a position Mr. Macaluso held from 1989 until 1997, when he sold that business to a private equity firm. Mr. Macaluso’s experience in executive management within the pharmaceutical industry, monetizing company opportunities, and corporate finance led to the conclusion that he should serve as a director of our company in light of our business and structure.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the three nominees receiving the highest number of votes will be elected.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election of the three nominees for election to the Board for a one-year term.

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PROPOSAL NO. 2 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO REDUCE AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved and recommended a proposal to amend our Certificate of Incorporation, substantially in the form of Appendix A hereto, to reduce our authorized shares of common stock from 300,000,000 to 100,000,000. Please note that Appendix A contains the proposed decrease in our authorized common stock as well as the proposed decrease in our authorized preferred stock discussed in Proposal No. 3. If only one of these proposals is approved, the Certificate of Incorporation as amended will contain only the decrease that receives approval.

If approved by our stockholders, we intend to file the amendment with the Secretary of State of Delaware as soon as practicable following the annual meeting, and the amendment will be effective upon such filing. If the proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

Current Structure

As of April 1, 2016, we had 300,000,000 authorized shares of common stock, $0.0001 par value per share, of which [22,446,481] shares were issued and outstanding. Of the remaining [277,553,519] authorized shares of common stock, only 3,717,500 shares issuable upon the exercise of issued and outstanding options, 6,282,500 are reserved for future issuance under our 2015 Stock Option and Incentive Plan, and 369,686 shares are issuable upon the exercise of issued and outstanding warrants. This leaves an aggregate of [267,183,833] shares of our authorized common stock remaining available for future issuance.

Background and Purpose of the Amendment

We effected a 1-for-12.174 reverse stock split of our issued and outstanding common stock on June 8, 2015 (the “Reverse Stock Split”), which reduced our issued and outstanding common stock from 173,597,365 shares to 14,259,682 shares. The Reverse Stock Split did not, however, have any effect on the total authorized common stock. As a result of the Reverse Stock Split, we now need fewer authorized shares of common stock to meet our anticipated capital stock needs for capital-raising transactions, issuance of equity-based compensation and, to the extent opportunities may arise in the future, strategic transactions that may involve our issuance of stock-based consideration. Since the Reverse Stock Split, we have issued an additional 8,186,799 shares of our common stock.

Our Board’s primary reason for approving the amendment to our Certificate of Incorporation to reduce our authorized capital stock is to reduce the amount of our annual franchise tax in the State of Delaware, while still maintaining a sufficient number of authorized shares to permit us to act promptly with respect to future financings, acquisitions, additional issuances, and for other corporate purposes. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Therefore, the amount of this tax will be decreased if we reduce the number of authorized shares of our common stock (unless before and after such reduction, we are subject to the maximum tax amount). While the exact amount of such cost savings will depend on a number of factors, and could change year to year, we estimate the amount of tax savings to be approximately $90,000 per year based on the current Delaware law. Under Delaware law, however, if an amendment changing the number of shares of authorized stock becomes effective during the year, the amount of franchise tax for that year will be calculated on a prorated basis, based on the date of passage of that amendment. Accordingly, if the proposed amendment is approved, we expect that the actual reduction in our Delaware state franchise tax payable with respect to fiscal year 2016 (ending June 30, 2016) will be approximately $45,000.

Effects of the Amendment

If the proposed amendment of our Certificate of Incorporation is approved, the number of authorized shares of common stock of our Company will be reduced from 300,000,000 to 100,000,000. The amendment will not change the par value of the shares of our common stock, affect the number of shares of our common stock that are outstanding, or affect the legal rights or privileges of holders of existing shares of common stock. The reduction will not have any effect on any outstanding equity incentive awards or warrants to purchase our common stock.

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The proposed decrease in the number of authorized shares of common stock could have adverse effects on us. Our Board will have less flexibility to issue shares of common stock, including in connection with a potential merger or acquisition, stock dividend or follow on offering. In the event that our Board determines that it would be in our best interest to issue a number of shares of common stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized common stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders. However, our Board believes that these potential risks are outweighed by the anticipated benefits of reducing our Delaware franchise tax obligations.

Vote Required

Approval of the amendment to our Certificate of Incorporation to reduce our authorized shares of common stock from 300,000,000 to 100,000,000 requires the receipt of the affirmative vote of a majority of the shares of our common stock issued and outstanding as of the record date.

Recommendation

The Board of Directors recommends that you vote FOR approval of the amendment to our Company’s Certificate of Incorporation to reduce our authorized shares of common stock from 300,000,000 to 100,000,000.

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PROPOSAL NO. 3 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO REDUCE AUTHORIZED SHARES OF PREFERRED STOCK

Our Board of Directors has approved and recommended a proposal to amend our Certificate of Incorporation, substantially in the form of Appendix A hereto, to reduce our authorized shares of preferred stock from 50,000,000 to 10,000,000. Please note that Appendix A contains the proposed decrease in our authorized preferred stock as well as the proposed decrease in our authorized common stock discussed in Proposal No. 2. If only one of these proposals is approved, the Certificate of Incorporation as amended will contain only the decrease that receives approval.

If approved by our stockholders, we intend to file the amendment with the Secretary of State of Delaware as soon as practicable following the annual meeting, and the amendment will be effective upon such filing. If the proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

Current Structure

As of April 1, 2016, we had 50,000,000 authorized shares of preferred stock, $0.0001 par value per share, of which no shares were issued and outstanding.

Background and Purpose of the Amendment

Our Board’s primary reason for approving the amendment to our Certificate of Incorporation to reduce our authorized capital stock is to reduce the amount of our annual franchise tax in the State of Delaware, while still maintaining a sufficient number of authorized shares to permit us to act promptly with respect to future financings, acquisitions, additional issuances, and for other corporate purposes. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Therefore, the amount of this tax will be decreased if we reduce the number of authorized shares of our preferred stock (unless before and after such reduction, we are subject to the maximum tax amount). While the exact amount of such cost savings will depend on a number of factors, and could change year to year, we estimate the amount of tax savings to be approximately $18,000 per year based on the current Delaware law. Under Delaware law, however, if an amendment changing the number of shares of authorized stock becomes effective during the year, the amount of franchise tax for that year will be calculated on a prorated basis, based on the date of passage of that amendment. Accordingly, if the proposed amendment is approved, we expect that the actual reduction in our Delaware state franchise tax payable with respect to fiscal year 2016 (ending June 30, 2016) will be approximately $9,000.

Effects of the Amendment

If the proposed amendment of our Certificate of Incorporation is approved, the number of authorized shares of preferred stock of our Company will be reduced from 50,000,000 to 10,000,000. The amendment will not change the par value of the shares of our preferred stock.

The proposed decrease in the number of authorized shares of preferred stock could have adverse effects on us. Our Board will have less flexibility to issue shares of preferred stock, including in connection with a potential merger or acquisition, stock dividend or follow on offering. In the event that our Board determines that it would be in our best interest to issue a number of shares of preferred stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized preferred stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders. However, our Board believes that these potential risks are outweighed by the anticipated benefits of reducing our Delaware franchise tax obligations.

Vote Required

 Approval of the amendment to our Certificate of Incorporation to reduce our authorized shares of preferred stock from 50,000,000 to 10,000,000, requires the receipt of the affirmative vote of a majority of the shares of our common stock issued and outstanding as of the record date.

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Recommendation

The Board of Directors recommends that you vote FOR approval of the amendment to our Company’s Certificate of Incorporation to reduce our authorized shares of preferred stock from 50,000,000 to 10,000,000.

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PROPOSAL NO. 4 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK
SPLIT AT THE DISCRETION OF OUR BOARD OF DIRECTORS

General

Our Board believes it is in our best interests and the best interests of our stockholders to authorize a reverse stock split of the Company’s outstanding common stock.

The Board is asking our stockholders to approve a reverse split of our common stock and grant to the Board the authority to set the ratio for the reverse split in the range of 1-for-4 and 1-for-12 (the “Reverse Stock Split”), or not to complete the Reverse Stock Split, as determined in the discretion of the Board at any time before November 24, 2016. If the proposal is approved by our stockholders, our Board will have authority to effect the Reserve Stock Split if and at such time as it determines to be appropriate. The principal effect of the Reverse Stock Split would be to decrease the outstanding number of shares of common stock, while maintaining the authorized number of shares at their current levels.

The Board is asking that our stockholders approve a range of exchange ratios for the Reverse Stock Split because it is not possible at this time to predict market conditions at the time the split would be implemented. If approved by our stockholders, the Board will be authorized to implement a reverse stock split at a ratio of any whole number between 1-for-4 and 1-for-12, or to abandon the split, as determined at the discretion of the Board. The Board will set the ratio for the Reverse Stock Split or abandon the Reverse Stock Split as it determines is advisable considering relevant market conditions at the time the reverse split is to be implemented or abandoned.

To implement the Reverse Stock Split, we would, at a meeting of the Board or by written consent in lieu of a meeting, resolve to effect the Reverse Stock Split, and the number of issued and outstanding shares of common stock would thereby be reduced by a ratio of one share for every four, five, six, seven, eight, nine, ten, eleven or twelve shares outstanding, depending on the ratio chosen by the Board. If our Board determines that effecting the reverse stock split is in our best interest, the Reverse Stock Split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the reverse split.

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, is set forth in Appendix B to this proxy statement. The text of the form of amendment accompanying this proxy statement is, however, subject to amendment to reflect the exact ratio for the Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Reverse Stock Split.

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Purpose

The Board is proposing the Reverse Stock Split in an effort to decrease the number of shares of common stock outstanding and increase the market price of its shares. The Board is also seeking to reduce certain administrative burdens and costs relating to the large number of shares that are currently issued and outstanding.

The Board believes that the Reverse Stock Split will enhance our ability to obtain an initial listing on a national securities exchange. The NYSE MKT and The NASDAQ Capital Market each requires, among other items, an initial bid price of least $4.00 per share and, following initial listing, maintenance of a continued price of at least $1.00 per share in the case of The NASDAQ Capital Market and an undesignated “low selling price” in the case of the NYSE MKT. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that the minimum bid price would be achieved following any Reverse Stock Split or that any listing on an exchange would be obtained.

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Among the other factors considered by the Board in reaching its decision to recommend the Reverse Stock Split, the Board considered the potential effects of having a stock that trades at a low price; our closing stock price on April __, 2016, was $__ per share as quoted on the OTCQX. For example, certain brokerage firms have internal practices and policies that discourage individual brokers from dealing in stocks trading below a particular dollar level. Further, since the brokerage commissions on stock with a low trading price generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in stocks with a low trading price pay transaction costs (commissions, markups, or markdowns) at a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock. The Board also believes that certain institutional investors, such as mutual funds or pension plans, have policies or procedures that discourage or prohibit acquisitions of shares priced at less than $5.00 per share, making our shares less attractive. Each of these factors could weaken the market for our common stock.

As stated above, reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as financial results and market conditions, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase proportionately following the Reverse Stock Split, or that the market price of our common stock will not decrease in the future. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Additionally, if implemented, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of common stock, particularly as the ratio for the Reverse Stock Split increases. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

The Board will not decrease the authorized common stock in connection with the Reverse Stock Split, which will result in a significant increase in the availability of authorized shares of common stock. Any additional common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of our debt into equity, stock options or other corporate purposes, and any such issuances may be dilutive to current stockholders.

Other than as disclosed in this proxy statement, we have no other specific plans, arrangements or understandings regarding the issuance of shares of our common stock that may become available for issuance as a result of implementation of the Reverse Stock Split if this proposal is approved by our stockholders.

Effects of the Reverse Stock Split

To implement the Reverse Stock Split, we would, at a meeting of the Board or by written consent in lieu of a meeting, resolve to effect the Reverse Stock Split. Upon such resolution and without further action on the part of our stockholders, the shares of our common stock held by stockholders of record as of the effective time of the amendment to our Certificate of Incorporation would be converted into the number of shares of common stock (the “New Common Stock”) calculated based on the reverse split ratio determined and approved by the Board pursuant to such resolution. We will issue cash in lieu of any fractional shares left after the Reverse Stock Split has been effected.

For example, if a stockholder presently holds 100 shares of common stock, he or she would hold 25 shares following a 1-for-4 split, 20 shares following a 1-for-5 split, 16 shares following a 1-for-6 split, 14 shares following a 1-for-7 split, 12 shares following a 1-for-8 split, 11 shares following a 1-for-9 split, 10 shares following a 1-for-10 split, 9 shares following a 1-for-11 split or 8 shares following a 1-for-12 split. No fractional shares or scrip would be issued. Each stockholder who would otherwise be entitled to a fraction of a share would receive a cash payment for such share based on the average closing price of a share of common stock on the OTCQX of the OTC Markets marketplace or other securities trading market on which our common stock is traded for the five trading days immediately preceding the effective date of the Reverse Stock Split.

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All outstanding stock options, warrants and convertible securities will be adjusted to reduce the number of shares to be issued upon exercise or conversion of such options, warrants or convertible securities, and increase the exercise or conversion price thereof, proportionately.

As of the record date, there were [389] holders of record of our common stock (although there are significantly more beneficial holders). Based on our stockholders of record as of April 1, 2016, we do not expect that cashing out fractional stockholders, if any, would reduce the number of our stockholders of record to under 300 holders. In addition, our Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Board Discretion to Implement the Reverse Stock Split

If this proposal is approved by the stockholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of our Company and our stockholders. The Board’s determination as to whether the Reverse Stock Split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions, and the likely effect on the market price of our common stock. If the Board determines to effect the Reverse Stock Split, the Board will consider various factors in selecting the ratio, including the overall market conditions at the time, the effect of a particular ratio on the market for our common stock, and the recent trading history of the common stock.

Exchange of Stock Certificates; Fractional Shares

As soon as practicable after the effective time of the Reverse Stock Split, we, or our transfer agent, will send a letter to each stockholder of record for use in transmitting certificates representing shares of common stock (“Old Certificates”) to our transfer agent, VStock Transfer, LLC (the “Exchange Agent”). The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock and a cash payment in lieu of any fractional share. No new certificates will be issued to a stockholder until such Old Certificates are surrendered, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of common stock have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding stock certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. We will bear all expenses of the exchange of certificates.

We intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial or “street name” holders. However, these banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares. Stockholders holding shares of our common stock with a bank, broker or other nominee should contact their bank, broker or other nominee with any questions in this regard.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to a U.S. stockholder, and does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Stock Split. The summary assumes that the pre-Reverse Stock Split shares were, and the post-Reverse Stock Split shares will be, held as “capital assets” as defined in the Internal Revenue Code of 1986, as amended, or the Code, which generally means property held for investment. It does not address stockholders subject to special rules, such as non-U.S. stockholders, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect the mark-to-market method of accounting, mutual funds, S corporations, partnerships or other pass-through entities, U.S. persons with a functional currency other than the U.S. dollar, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, integration, constructive sale or conversion transaction, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change, possibly with retroactive effect. It does not address tax considerations under state, local, non-U.S, and non-income tax laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

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We believe that the Reverse Stock Split will qualify as a recapitalization under Section 368(a)(1)(E) of the Code, in which case a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor, excluding any portion of the stockholder’s basis allocated to fractional shares, and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

Except for any stockholder deemed to be a material enough owner, a holder of the pre-Reverse Stock Split shares who receives cash in lieu of a fractional share interest in the post-Reverse Stock Split shares generally will be treated as if the fractional share were issued and then immediately redeemed for cash.  Such holder will recognize gain or loss equal to the difference between the cash received and the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest. This gain or loss will be a capital gain or loss, and will be long term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year, or short term capital gain or loss if the shares were held for one year or less, as of the effective date. There are limits on the deductibility of net capital losses in any particular year.

In the case of any material stockholder, it is uncertain whether the foregoing treatment of fractional share proceeds as a redemption would apply or whether the proceeds would be treated as a taxable corporation distribution, especially if the stockholder’s relative proportionate ownership in the Company is greater after the Reverse Stock Split than beforehand. The determination whether the receipt of cash has the effect of a corporate distribution is made by applying the rules under Section 302 of the Code. Such a stockholder should consult its own tax advisors regarding whether proceeds from any fractional shares would be taxable as a redemption as above or as a corporate distribution from our Company pursuant to Section 301 or 356 of the Code.

Information reporting and backup withholding, at a current rate for 2016 of 28%, may apply to any cash payments to a noncorporate U.S. stockholder in lieu of a fractional share interest in the post-Reverse Stock Split shares, unless a correct taxpayer identification number is furnished and such stockholder certifies that the stockholder (i) is not subject to backup withholding on the original or substitute Internal Revenue Service Form W-9 or successor form included in the letter of transmittal or (ii) is otherwise exempt from backup withholding.  Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such stockholder’s U.S. federal income tax liability if the required information is furnished to the Internal Revenue Service.

United States Treasury Regulations will require stockholders to retain permanent records relating to the Reverse Stock Split, including information about the amount, basis, and fair market value of all transferred property. In addition, for each stockholder that owns, immediately before the Reverse Stock Split, at least 5% of the outstanding stock of our Company (whether by voting power or value) or that has tax basis of at least $1,000,000 in our Company’s stock, United States Treasury Regulations Section 1.368-3 will require a statement to be included in the stockholder’s U.S. federal income tax return for the year of the Reverse Stock Split setting forth (i) the name and employer identification number of our Company, (ii) the date of the Reverse Stock Split, and (iii) the fair market value and the adjusted tax basis of the stockholder’s shares of our Company’s common stock immediately before the Reverse Stock Split. The information for these first two items will be found in the Internal Revenue Service Form 8937 that we will prepare.

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TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER.  ACCORDINGLY, EACH STOCKHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM, HER OR IT OF THE REVERSE STOCK SPLIT.

Vote Required

Approval of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split at the discretion of our Board requires the receipt of the affirmative vote of a majority of the shares of our common stock issued and outstanding as of the record date.

Recommendation

The Board of Directors recommends that you vote FOR approval of the amendment to our Company’s Certificate of Incorporation to effect the Reverse Stock Split at a ratio of any whole number between 1-for-4 and 1-for-12, as determined by the Board, at any time before November 24, 2016, if and as determined by the Board.

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PROPOSAL NO. 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, the Board of Directors is submitting a “say on pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, the Board values the opinion of our stockholders and will review and consider the voting results.

Our executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and Company and stockholder interests. We believe our compensation program is strongly aligned with the long-term interests of the Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of the Named Executive Officers is described on pages 21 - 24 of this proxy statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of Aytu BioScience, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table for fiscal 2015, and the other related tables and disclosures.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock as of the record date present or represented at the meeting is required to approve the compensation of our Named Executive Officers, as disclosed in this proxy statement.

Recommendation

The Board of Directors unanimously recommends stockholders vote, on an advisory basis, FOR the Company’s 2015 executive compensation.

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PROPOSAL NO. 6—ADVISORY VOTE REGARDING THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are also required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a “say on pay” advisory vote such as Proposal Two. The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on our executive compensation programs either annually, every two years, or every three years. Although this vote is advisory and nonbinding, the Board of Directors will review voting results and give consideration to the outcome of such voting.

Our Company has only recently begun commercial operations and is still pursuing clinical development of several of our product candidates. To save cash resources, the Board recommends that you vote in favor of an advisory vote on our executive compensation program every three years.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when voting in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Aytu BioScience, Inc. is to hold a stockholder vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Summary Compensation Table for fiscal 2015, and the other related tables and disclosures).”

As indicated above, the stockholder vote on the frequency of nonbinding stockholder votes to approve executive compensation will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by us or the Board. The vote will not be construed to create or imply any change to our Company’s fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.

Vote Required

The frequency—every one, two or three years—receiving the greatest number of votes cast shall be deemed the recommendation of the stockholders for the frequency of future advisory votes on executive compensation.

Recommendation

The Board unanimously recommends that stockholders vote FOR the option of every THREE yearS as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

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PROPOSAL NO. 7—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has appointed the firm EKS&H, LLLP, Denver, Colorado, to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2016. While the Board is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Board is requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Board, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, the Board may reconsider, but might not change, its appointment.

Representatives of EKS&H, LLLP are not expected to be present at the annual meeting of stockholders due to the cost of travel.

Information about Change of Independent Registered Public Accounting Firm

On April 16, 2015, we changed our independent registered public accounting firm from HJ & Associates, LLC to EKS&H, LLLP for the year ended June 30, 2015. The change was approved by the Board of Directors.

HJ & Associates’ reports on our consolidated financial statements dated November 26, 2014 relating to its audits of our balance sheets as of August 31, 2014 and 2013, and for the two years then ended did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, although the report contained an explanatory paragraph relating to our ability to continue as a going concern.

During the two years ended August 31, 2014 and through the date of their dismissal, there were no: (a) disagreements with HJ & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to HJ & Associates’ satisfaction, would have caused HJ & Associates to make reference to the subject matter thereof in connection with its reports on our financial statements as of June 30, 2013 and 2014, and for the two years then ended; or (b) “reportable events”, as defined under Item 304(a)(1)(v) of Regulation S-K.

HJ & Associates indicated to us that it agreed with the foregoing statements contained in the paragraphs above as they relate to HJ & Associates and furnished a letter dated April 22, 2015 to the United States Securities and Exchange Commission, or SEC, to this effect. A copy of the letter from HJ & Associates was Exhibit 16.1 to our Current Report on Form 8-K that we filed with the SEC on April 22, 2015.

During the two years ended December 31, 2013 and through April 16, 2015, neither we nor anyone acting on our behalf consulted with EKS&H, LLLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Vote Required

Ratification of the appointment of EKS&H, LLLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of EKS&H, LLLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

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CORPORATE GOVERNANCE

Information about the Board of Directors

Board Composition

Our Board currently consists of three members. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified.

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for us at that time.

Selection of Nominees for our Board of Directors

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our company and its stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and independence. In addition to these minimum requirements, the Board will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills and the Board’s need for operational, management, financial, international, industry-specific or other expertise. We do not have a specific written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Stockholder Proposals” below and will receive the same consideration that other nominees receive. All nominees are evaluated by the Board to determine whether they meet the minimum qualifications and whether they will satisfy the Board’s needs for specific expertise at that time.

No stockholder has nominated anyone for election as a director at this annual meeting.

Board Committees

Due to the small size of our company and the lack of any independent directors, as well as the fact that we changed the focus of our operations in April 2015, our Board of Directors has not established an Audit Committee, a Compensation Committee or a Nominating and Governance Committee.

We intend to seek qualified independent directors, but this may be difficult as we are a small growing company with limited resources and a current focus on building our product pipeline and expanding the markets for our current products.

Information Regarding Meetings of the Board

The business of our Company is under the general oversight of our Board as provided by the laws of Delaware and our bylaws. During the fiscal year ended June 30, 2015, the Board held one meeting and also conducted business by written consent. Each person who was a director during 2015 attended at least 75% of the Board meetings. We do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, but we encourage them to do so.

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Risk Oversight

Our Board is responsible for our Company’s risk oversight. In fulfilling that role, the Board focuses on our general risk-management strategy, the most significant risks facing our company, and ensures that risk-mitigation strategies are implemented by management. The Board oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Board seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices.

Stockholder Proposals

The bylaws establish procedures for stockholder nominations for elections of directors and bringing business before any annual meeting or special meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us. These notice deadlines are the same as those required by the SEC’s Rule 14a-8.

Pursuant to the bylaws, a stockholder’s notice must set forth among other things: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder; and (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

c/o Secretary
Aytu BioScience, Inc.
373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

We will forward all communications from stockholders to the full Board, to non-management directors or to an individual director that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned as of February 29, 2016 by:

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;
•	each director and nominee for director;
•	each of our executive officers named in the Summary Compensation Table below (the “Named Executive Officers”); and
•	all of our current directors and executive officers as a group.

This table is based upon the information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o Aytu BioScience, Inc., 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112. As of February 29, 2016, we had 22,446,481 shares of common stock outstanding. Beneficial ownership in each case also includes shares issuable upon exercise of outstanding options that can be exercised within 60 days after February 29, 2016 for purposes of computing the percentage of common stock owned by the person named. Options owned by a person are not included for purposes of computing the percentage owned by any other person.

	Shares Beneficially Owned
	Number	Percentage
5% Stockholders:
Ampio Pharmaceuticals, Inc.(1)	1,226,406	5.5%
Directors and Named Executive Officers:
Joshua R. Disbrow (2)	153,846	*
Jarrett T. Disbrow (3)	153,846	*
Gregory A. Gould (4)	250,000	1.1%
Jonathan H. McGrael	—	—
Michael Macaluso (5)	482,350	2.1%
All directors and executive officers as a group (five persons)	1,040,042	4.6%

* Represents beneficial ownership of less than 1%.

(1)	The address of Ampio Pharmaceuticals, Inc. is 373 Inverness Parkway, Suite 200, Englewood, CO 80112.
(2)	Does not include 558,567 shares are held by an irrevocable trust for estate planning in which Mr. Disbrow is a beneficiary. Mr. Disbrow does not have or share investment control over the shares held by the trust, Mr. Disbrow is not the trustee of the trust (nor is any member of Mr. Disbrow’s immediate family) and Mr. Disbrow does not have or share the power to revoke the trust. As such, under Rule 16a-8(b) and related rules, Mr. Disbrow does not have beneficial ownership over the shares purchased and held by the trust.
(3)	Does not include 558,567 shares are held by an irrevocable trust for estate planning in which Mr. Disbrow is a beneficiary. Mr. Disbrow does not have or share investment control over the shares held by the trust, Mr. Disbrow is not the trustee of the trust (nor is any member of Mr. Disbrow’s immediate family) and Mr. Disbrow does not have or share the power to revoke the trust. As such, under Rule 16a-8(b) and related rules, Mr. Disbrow does not have beneficial ownership over the shares purchased and held by the trust.
(4)	Consists of options to purchase shares of common stock.
(5)	Includes options to purchase 125,000 shares of common stock.

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DIRECTOR COMPENSATION

In establishing director compensation, our Board is guided by the following goals:

•	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
•	compensation should align the directors’ interests with the long-term interests of stockholders; and
•	compensation should assist with attracting and retaining qualified directors.

Jarrett T. Disbrow, who served as a member of Vyrix’s board of directors during 2014, did not receive any compensation, equity awards or non-equity awards for his service as a director, although Mr. Disbrow did receive compensation in 2014 from and with respect to his employment with Vyrix. James B. Wiegand, who served as the sole director of Rosewind in 2014, did not receive any compensation, equity awards or non-equity awards for his service as a director. Mr. Wiegand was appointed President, Chief Executive Officer and Secretary and a director of Rosewind on August 9, 2002. He resigned from all of his positions with us on April 16, 2015.

The following table provides information regarding all compensation paid to non-employee directors of Vyrix and Luoxis during the fiscal year ended June 30, 2015.

	Fees Earned or	Stock Option	All Other
Name	Paid in Cash	Awards (1)	Compensation	Total

Michael Macaluso (2)	$-	$198,000	$-	$198,000
Gary V. Cantrell (3)	$-	$-	$-	$-
John A. Donofrio Jr (4)	$-	$-	$-	$-
Nicholas J. Leb (5)	$-	$-	$-	$-

(1)	This column reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board, or “FASB”, issued Accounting Standards Update, or “ASC”, Topic 718. Pre-Merger awards made to Mr. Macaluso in August 2014 were cancelled in April 2015 and the expenses were reversed.
(2)	Michael Macaluso was appointed a director of Luoxis in January 2013 and a director of Vyrix in November 2013. In connection with the Merger, he resigned from the boards of Luoxis and Vyrix and was appointed a director of Aytu upon the closing of the Merger on April 16, 2015.
(3)	Gary V. Cantrell was appointed a director of Vyrix in February 2014. In connection with the Merger, he resigned from this position on April 16, 2015 as we continue to assess the appropriate corporate governance structure.
(4)	John A. Donofrio Jr. was appointed a director of Vyrix in February 2014. In connection with the Merger, he resigned from this position on April 16, 2015 as we continue to assess the appropriate corporate governance structure.
(5)	Nicholas J. Leb was appointed a director of Vyrix in February 2014. In connection with the Merger, he resigned from this position on April 16, 2015 as we continue to assess the appropriate corporate governance structure.

Directors Compensation Plan

We have not yet established a compensation package for our non-employee director, Michael Macaluso, or future non-employee directors other than reimbursement of expenses incurred in connection with their service as director.

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EXECUTIVE COMPENSATION

In accordance with Item 402 of Regulation S-K promulgated by the SEC, we are required to disclose certain information regarding the makeup of and compensation for our company’s directors, former directors and named executive officers, in certain cases for each of the last three completed fiscal years. On April 16, 2015, we acquired Luoxis and Vyrix in the Merger. Because our non-employee director was a director on the boards of directors of Luoxis and Vyrix, and our named executive officers were, prior to the April 16, 2015, employed by Luoxis and Vyrix, we are providing past compensation information concerning such director and executive officers with respect to Luoxis and Vyrix.

From fiscal year 2012 to the completion of the Merger on April 16, 2015, no compensation was earned by or paid to James B. Wiegand, the former President, Chief Financial Officer and Secretary of Rosewind.

The following table sets forth all cash compensation earned, as well as certain other compensation paid or accrued for the years ended June 30, 2015 and 2014 to each of the following named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Award ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Joshua R. Disbrow (2)	2015	246,000	202,500	—	198,000	—	—	7,045	(3)	653,545
Chief Executive Officer since December 2012	2014	334,800	227,500	—	—	—	—	—		472,500

Jarrett T. Disbrow (4)	2015	218,000	5,000	—	—	—	—	—		223,000
Chief Operating Officer, Secretary and Treasurer	2014	140,000	5,000	—	223,000	—	—	—		368,000

Gregory A. Gould (5)	2015	—	—	—	66,000	—	—	—		66,000
Chief Executive Officer, since June 2014	2014	—	—	—	—	—	—	—		—

Vaughan Cliff, M.D. (6)	2015	—	—	—	—	—	—	—		—
Former Chief Medical Officer	2014	—	—	—	65,000	—	—	—		65,000

(1)	Option awards are reported at fair value at the date of grant. See Item 15 of Part IV, “Notes to the Financial Statements – Note 7 – Equity Instruments.” Pre-Merger option awards made in August 2014 to Josh Disbrow and Greg Gould were cancelled in April 2015 and the expenses were reversed.
(2)	Joshua R. Disbrow received a salary increase to $250,000 effective April 16, 2015 when he was appointed Chief Executive Officer of Aytu.
(3)	The was a cash payout of in-the-money options issued to Mr. Disbrow by Luoxis, which options were cashed out in the Merger.
(4)	Jarrett T. Disbrow received a salary increase to $250,000 effective April 16, 2015 when he was appointed Chief Operating Officer of Aytu.
(5)	Mr. Gould was appointed to Chief Financial Officer, Secretary and Treasurer effective April 16, 2015. His compensation expense is part of the shared service agreement with Ampio.
(6)	Dr. Clift resigned from his position as Chief Medical Officer of Vyrix on March 31, 2015, prior to the Merger.

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Our executive officers are reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf.

Outstanding Equity Awards

As of June 30, 2015, there were no outstanding equity awards. See “Description of Capital Stock – Options” for a discussion of options granted since June 30, 2015.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers as of June 30, 2015:

		All Other Option
		Awards: Number of			Grant Date Fair
		Securities		Exercise Price of	Value of Option
		Underlying Options		Option Awards	Awards
Name	Grant Date	(#)		($/Share)	($)(1)

Named Exective Officers
Joshua R Disbrow	8/11/2014	150,000	(2)	$1.60	$198,000
Gregory A. Gould	8/11/2014	50,000	(2)	$1.60	$66,000

(1)	The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC 718, excluding the effect of any estimated forfeitures and may not correspond to the actual value that will be realized by the named executive officer.
(2)	These Luoxis options were cancelled in connection with the Merger. Because the consideration paid to these holders of common stock of Luoxis was less than the exercise price of such options, no amount was paid to the option holder in connection with the cancellation and keeping with applicable accounting standards, the unvested portion of the option expense was reversed.

Employment Agreements

We entered into an employment agreement with Joshua Disbrow in connection with his employment as our Chief Executive Officer. The agreement is for a term of 24 months beginning on April 16, 2015, subject to termination by us with or without Cause or as a result of officer’s disability, or by the officer with or without Good Reason (as discussed below). Mr. Disbrow is entitled to receive $250,000 in annual salary, plus a discretionary performance bonus with a target of 125% of his base salary and 600,000 stock options. Mr. Disbrow is also eligible to participate in the benefit plans maintained by us from time to time, subject to the terms and conditions of such plans.

We entered into an employment agreement with Jarrett Disbrow, our Chief Operating Officer, in connection with his employment with us. The agreement is for a term of 24 months beginning on April 16, 2015, subject to termination by us with or without Cause or as a result of the officer’s disability, or by the officer with or without Good Reason (as discussed below). Mr. Disbrow is entitled to receive $250,000 in annual salary, plus a discretionary performance bonus with a target of 125% of his base salary and 600,000 stock options. Mr. Disbrow is also eligible to participate in the benefit plans maintained by us from time to time, subject to the terms and conditions of such plans.

We entered into an employment agreement with Jonathan McGrael, our Vice President of Sales, in connection with his employment with us. The agreement is at will beginning on September 16, 2015, subject to termination by us with or without Cause or as a result of the officer’s disability, or by the officer with or without Good Reason (as discussed below). Mr. McGrael is entitled to receive $175,000 in annual salary, plus a discretionary performance bonus with a target of 43% of his base salary and 200,000 stock options. Mr. McGrael will also receive up to $20,000 for relocation reimbursement. Mr. McGrael is also eligible to participate in the benefit plans maintained by us from time to time, subject to the terms and conditions of such plans.

Payments Provided Upon Termination for Good Reason or Without Cause

Pursuant to the employment agreements, in the event Mr. Joshua Disbrow’s or Mr. Jarrett Disbrow’s employment is terminated without Cause by us or either officer terminates his employment with Good Reason, we will be obligated to pay him any accrued compensation and a lump sum payment equal to two times his base salary in effect at the date of termination, as well as continued participation in the health and welfare plans for up to two years. All vested stock options shall remain exercisable from the date of termination until the expiration date of the applicable award. So long as a Change in Control is not in effect, then all options which are unvested at the date of termination without Cause or for Good Reason shall be accelerated as of the date of termination such that the number of option shares equal to 1/24th the number of option shares multiplied by the number of full months of such officer’s employment shall be deemed vested and immediately exercisable by the officer. Any unvested options over and above the foregoing shall be cancelled and of no further force or effect, and shall not be exercisable by such officer.

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Pursuant to the employment agreement with Mr. McGrael, in the event Mr. McGrael’s employment is terminated without Cause by us or Mr. McGrael terminates his employment with Good Reason, we will be obligated to pay him any accrued compensation and his then-current base salary payable in accordance with our payroll practices and procedures for a period of six months. All options which are unvested at the date of termination without Cause or for Good Reason shall be accelerated. All payments and the acceleration of any unvested options shall occur on the sixtieth day following the date of termination.

“Good Reason” with respect to the agreements with each of Mr. Joshua Disbrow and Mr. Jarrett Disbrow, means, without the officer’s written consent, there is:

•	a material reduction in the officer’s overall responsibilities or authority, or scope of duties (it being understood that the occurrence of a Change in Control shall not, by itself, necessarily constitute a reduction in the officer’s responsibilities or authority);

•	a material reduction of the level of the officer’s compensation (excluding any bonuses) (except where there is a general reduction applicable to the management team generally, provided, however, that in no case may the base salary be reduced below certain specified amounts); or

•	a material change in the principal geographic location at which the officer must perform his services.

“Good Reason” with respect to the agreement with Mr. McGrael, means, without the officer’s written consent, there is:

•	a material reduction in the officer’s overall responsibilities or authority, or scope of duties;

•	a material reduction of the level of the officer’s compensation (excluding any bonuses) (except where there is a general reduction applicable to the management team generally, provided, however, that in no case may the base salary be reduced below certain specified amounts); or

•	the Company’s material breach of the employment agreement.

“Cause” with respect to the agreements with each of Mr. Joshua Disbrow and Mr. Jarrett Disbrow means:

•	conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime, other than a traffic violation which is a misdemeanor;

•	willful malfeasance or willful misconduct by the officer in connection with his employment;

•	gross negligence in performing any of his duties;

•	willful and deliberate violation of any of our policies;

•	unintended but material breach of any written policy applicable to all employees adopted by us which is not cured to the reasonable satisfaction of the board;

•	unauthorized use or disclosure of any proprietary information or trade secrets of us or any other party as to which the officer owes an obligation of nondisclosure as a result of the officer’s relationship with us;

•	willful and deliberate breach of his obligations under the employment agreement; or

•	any other material breach by officer of any of his obligations which is not cured to the reasonable satisfaction of the board.

“Cause” with respect to the agreement with Mr. McGrael means:

•	conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, a felony or misdemeanor involving moral turpitude;

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•	willful malfeasance or willful misconduct by the officer in connection with his employment;

•	gross negligence in performing any of his duties;

•	material failure to comply with our workplace rules, policies or procedures which is not cured within fifteen days of written notice;

•	material breach of our Proprietary Information and Inventions Agreement;

•	material breach of the employment agreement which is not cured within fifteen days of written notice;

•	unauthorized use or disclosure of any proprietary information or trade secrets of us or any other party as to which the officer owes an obligation of nondisclosure as a result of the officer’s relationship with us; or

•	willful failure or refusal to perform his material duties under the employment agreement or failure to follow any specific lawful instructions of the Chief Executive Officer or his designee which is not cured within fifteen days of written notice.

The severance benefits described above are contingent on each officer executing a general release of claims.

Payments Provided Upon a Change in Control

Pursuant to the employment agreements, in the event of a Change in Control of us, all stock options, restricted stock and other stock-based grants granted or that may be granted in the future by us to the officers will immediately vest and become exercisable.

“Change in Control” means: the occurrence of any of the following events:

•	the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (the “Acquiring Person”), other than us, or any of our Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3- promulgated under the Exchange Act) of 50% or more of the combined voting power or economic interests of the then outstanding voting securities of us entitled to vote generally in the election of directors (excluding any issuance of securities by us in a transaction or series of transactions made principally for bona fide equity financing purposes); or

•	the acquisition of us by another entity by means of any transaction or series of related transactions to which we are party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any issuance of securities by us in a transaction or series of transactions made principally for bona fide equity financing purposes ) other than a transaction or series of related transactions in which the holders of the voting securities of us outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in us held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of us or such other surviving or resulting entity (or if we or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or

•	the sale or other disposition of all or substantially all of the assets of us in one transaction or series of related transactions.

Payments Provided Upon Termination for Cause or Without Good Reason, Death or Disability

Pursuant to the employment agreements, in the event we end the officer’s employment for Cause, if such officer resigns as an employee for reasons other than an event of Good Reason, such officer dies or disability occurs, then we shall pay to the officer the accrued compensation but shall have no obligation to pay the officer any amount, whether for salary, benefits, bonuses, or other compensation or expense reimbursements of any kind, accruing after the end of the employment, and such rights shall, except as otherwise required by law or pursuant to the applicable award agreement or plan, be forfeited immediately upon the end of the employment. For the sake of clarity, any stock options, restricted stock or other equity compensation shall, to the extent vested on the date of resignation without Good Reason, the date we end the employment for Cause, or the date of the officer’s death or disability, remain outstanding and exercisable to the extent provided in the applicable award agreement or plan, by the officer or his personal representative or executor. The table below is as of June 30, 2015.

Receipient and Benefit	Cause; Without Good Reason	Without Cause; Good Reason	Death; Disability	Change in Control

Joshua Disbrow
Salary	$-	$500,000	$-	$-
Stock Options	-	-	-	-
Value of health benefits provided after termination (1)	-	56,510	-	-
Total	$-	$556,510	$-	$-

Jarrett Disbrow
Salary	$-	$500,000	$-	$-
Stock Options	-	-	-	-
Value of health benefits provided after termination (1)	-	56,510	-	-
Total	$-	$556,510	$-	$-

________________

(1)	The value of such benefits is determined based on the estimated cost of providing health benefits to the Named Executive Officer for a period of two years.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding Company business to the Board in care of our Corporate Secretary at our principal executive offices located at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112. The Secretary will forward all such communications to the addressee.

AUDITOR MATTERS

The Board has reviewed and discussed with management our audited financial statements for the fiscal year ended June 30, 2015, which were audited by EKS&H, LLLP, our independent registered public accounting firm. The Board discussed with EKS&H, LLLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 16 (Communication with Audit Committee). The Board received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Board concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Board also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended June 30, 2015 were compatible with maintaining EKS&H, LLLP’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Board approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the SEC.

Fees Paid to the Independent Registered Public Accounting Firm

EKS&H LLLP has served as our independent auditors since April 2015 was appointed by the Board of Directors to continue as our independent auditors for the fiscal year ended June 30, 2014 and 2015.

The following table presents aggregate fees for professional services rendered by our independent registered public accounting firm, EKS&H LLLP for the audit of our annual financial statements for the respective periods.

	Year Ended June 30,
	2015	2014
Audit fees (1)	$70,000	$55,000
Audit-related fees (2)	23,100	106,381
Tax fees (3)	975	—
Total Fees	$94,075	$161,381

(1)	Audit fees are comprised of annual audit fees and quarterly review fees.
(2)	Audit-related fees for fiscal year 2015 were comprised of fees related to registration statements and consultation fees. The 2014 fees were related to an S-1 that was filed by Vyrix prior to the Merger.
(3)	Tax fees are comprised of tax compliance, preparation and consultation fees.

Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

Our Board of Directors has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Board of Directors pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm although, it has no written policy on this matter. Prior to engagement of the independent registered public accounting firm for the following year’s audit, management will submit to the Board of Directors for approval a description of services expected to be rendered during that year for each of following four categories of services:

Audit services include audit work performed in audit of the annual financial statements, review of quarterly financial statements, reading of annual, quarterly and current reports, as well as work that generally only the independent auditor can reasonably be expected to provide.

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including the provisions of consents and comfort letters in connection with the filing of registration statements, due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

Other services are those associated with services not captured in the other categories. We generally do not request such services from our independent auditor.

Prior to the engagement, the Board of Directors pre-approves these services by category of service. The fees are budgeted, and the Board of Directors requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Board of Directors requires specific pre-approval before engaging the independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below all transactions and series of similar transactions, other than compensation arrangements, during the last three fiscal years, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

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Merger

On April 16, 2015, pursuant to the Merger Agreement dated April 16, 2015 entered into among Rosewind Corp., Luoxis Diagnostics, Inc., Vyrix Pharmaceuticals, Inc. and two subsidiaries of Rosewind created solely for the purposes of the acquisition of Luoxis and Vyrix by Rosewind (the “Merger”), the Merger occurred in two stages.

In the first stage, each of Vyrix and Luoxis merged with one of Rosewind’s merger subsidiaries. Vyrix and Luoxis survived these mergers. The outstanding shares of stock of Vyrix and the outstanding shares of stock of Luoxis were converted into the right to receive shares of our common stock. The Vyrix stock and the Luoxis stock were each converted at an exchange factor. The exchange factor for each of them was determined upon the basis of a relative value opinion obtained by Ampio, the parent company of Vyrix and Luoxis. The outstanding shares of Rosewind’s merger subsidiary that merged with Vyrix were converted into shares of Vyrix as the surviving corporation. The outstanding shares of Rosewind’s merger subsidiary that merged with Luoxis were converted into shares of Luoxis as the surviving corporation. After completion of the first stage, Vyrix and Luoxis became subsidiaries of Rosewind.

In the second stage, which occurred on the same day as the first stage, each of Vyrix and Luoxis merged with Rosewind with Rosewind surviving. The first and second stage mergers are referred to collectively as the “Merger.”

Concurrently with the Merger:

•	The board of directors of Rosewind, whose sole member was James Wiegand, increased the number of directors by one, and appointed Michael Macaluso to fill the vacancy created by that increase. James Wiegand resigned from the board immediately thereafter. The board of directors of Rosewind, whose sole member is Michael Macaluso, then appointed Joshua Disbrow as Chief Executive Officer, Jarrett Disbrow as Chief Operating Officer and Gregory A. Gould as our Chief Financial Officer, Secretary and Treasurer.

•	Ampio purchased 4,761,787 shares of our common stock for (i) issuance to Rosewind of a promissory note of Ampio in the principal amount of $10,000,000, maturing on the first anniversary of the Merger; (ii) cancellation of indebtedness of Luoxis to Ampio in the amount of $8,000,000; and (iii) cancellation of indebtedness of Vyrix to Ampio in the amount of $4,000,000.

•	James Wiegand entered into a consulting agreement with us with a one year duration, providing for compensation of $50,000 to him.

•	Each of James Wiegand and Michael Wiegand executed a release in our favor.

•	Each of Ampio, James Wiegand, Michael Wiegand, a trust affiliated with Joshua Disbrow and a trust affiliated with Jarrett Disbrow entered into a lock-up agreement with us agreeing not to sell its shares of our company for two years (except for the one with Ampio, more than three years). The lock-up agreements other than the one with Ampio release 25% of the shares subject to it on or prior to June 30, 2015. All of the lock-up agreements were terminated in December 2015.

•	Joshua Disbrow entered into an employment agreement with us.

•	Jarrett Disbrow entered into an employment agreement with us.

•	The sailing boat owned by Rosewind was transferred to James Wiegand upon the closing of the Merger in exchange for cancellation of indebtedness owing to James Wiegand in the amount of approximately $30,000 (being the approximate value of the sailing boat). We paid James Wiegand $20,000 in May 2015 for accrued interest on this indebtedness and other expense that he had incurred prior to the Merger being completed.

Rosewind

As of August 31, 2014, Rosewind has a secured promissory note to the sole officer and director for $31,000 for working capital. The loan carries a 6% interest rate, matures on demand and is secured by the sailing vessel. Accrued interest payable on the loan totaled $18,000 as of August 31, 2014.

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For the year ended August 31, 2014, the sole officer of Rosewind contributed services valued at $4,000. This amount has been booked to additional paid in capital.

On March 3, 2015, Rosewind accepted a cash investment from two irrevocable trusts for estate planning of which Joshua Disbrow and Jarrett Disbrow are beneficiaries. None of such persons have or share investment control over our shares held by such trusts. None of such persons, nor members of their respective immediate families, are trustees of such trusts. None of such persons have or share power to revoke such trusts. Accordingly, under Rule 16a-8(b) and related rules, none of such persons has beneficial ownership over our shares purchased and held by such trusts.

Luoxis and Vyrix

Ampio Loan Agreements

In November 2013, Vyrix entered into a loan agreement with Ampio. Pursuant to the loan agreement, Ampio agreed to lend Vyrix up to an aggregate amount of $3,000,000 through cash advances of up to $500,000 each. Unpaid principal amounts under the loan agreement bear simple interest at the “Applicable Federal Rate” for long-term obligations prescribed under Section 1274(d) of the Internal Revenue Code of 1986, as amended (or any successor provision with similar applicability). The initial term of this loan agreement is for one year, subject to automatic extension of successive one-year terms. Vyrix may repay any outstanding balance at any time without penalty. Ampio has an option of converting any balance outstanding under the loan agreement into shares of Vyrix common stock at the fair market value per share of Vyrix common stock, as determined by the Ampio board of directors, as of such conversion date. On April 16, 2015, in connection with the closing of the Merger, Ampio released Vyrix from its then outstanding obligation of $4,000,000 under the loan agreement as consideration of its share purchase, and the loan agreement was terminated.

In March 2014, Luoxis entered into a loan agreement with Ampio. Pursuant to the loan agreement, Ampio agreed to lend Luoxis $3,000,000. Unpaid principal amounts under the loan agreement bear simple interest at the “Applicable Federal Rate” for long-term obligations prescribed under Section 1274(d) of the Internal Revenue Code of 1986, as amended (or any successor provision with similar applicability). The initial term of this loan agreement is for one year, subject to automatic extension of successive one-year terms. Luoxis may repay any outstanding balance at any time without penalty. Ampio has an option of converting any balance outstanding under the loan agreement into shares of Luoxis common stock at the fair market value per share of Luoxis common stock, as determined by the Ampio board of directors, as of such conversion date. On April 16, 2015, in connection with the closing of the Merger, Ampio released Luoxis from its then outstanding obligation of $8,000,000 under the loan agreement as consideration of its share purchase, and the loan agreement was terminated.

On April 16, 2015, Ampio received 4,761,787 shares of common stock of Aytu for (i) issuance to Aytu of a promissory note from Ampio in the principal amount of $10,000,000, maturing on the first anniversary of the Merger, (ii) cancellation of indebtedness of Luoxis to Ampio in the amount of $8,000,000; and (iii) cancellation of indebtedness of Vyrix to Ampio in the amount of $4,000,000.

Services Agreements

In January 2013, Luoxis entered into a services agreement with Ampio whereby Ampio provides corporate overhead services and a shared facility with Luoxis in exchange for $15,000 per month. The amount can be modified in writing upon the consent of both parties. The agreement may be terminated at any time by either party. In January 2014, Vyrix entered into a services agreement with Ampio whereby Ampio provides corporate overhead services to Vyrix in exchange for $7,000 per month. The amount can be modified in writing upon the consent of both parties. The agreement may be terminated at any time by either party. Both agreements were assigned to us upon the closing of the Merger.

In July 2015, the prior service agreements were canceled and Aytu entered into agreements with Ampio whereby Aytu agreed to pay Ampio $30,000 per month for shared overhead which includes costs related to the shared facility, corporate staff, and other miscellaneous overhead expenses. This agreement was amended in November 2015 to decrease the monthly amount we pay to $28,000. The agreement will be in effect until it is terminated in writing by both parties.

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Sponsored Research Agreement

In June 2013, Luoxis entered into a sponsored research agreement with TRLLC, an entity controlled by Ampio’s director and Chief Scientific Officer, Dr. Bar-Or. The agreement, which was amended in September 2013 and provides for Luoxis to pay $6,000 per month to TRLLC in consideration for services related to research and development of Luoxis’ RedoxSYS System. In March 2014, Luoxis also agreed to pay a sum of $615,000 which is being amortized over the contractual term of 60.5 months and is divided between current and long-term on the balance sheet; this amount has been paid in full. This agreement is set to expire March 2019 and cannot be terminated prior to March 2017.

Review, Approval or Ratification of Transactions with Related Persons

Due to the small size of our Company, we do not at this time have a formal written policy regarding the review of related party transactions, and rely on our Board of Directors to review, approve or ratify such transactions and identify and prevent conflicts of interest. Our Board of Directors reviews any such transaction in light of the particular affiliation and interest of any involved director, officer or other employee or stockholder and, if applicable, any such person’s affiliates or immediate family members. Management aims to present transactions to our Board of Directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate action or remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests and the best interest of our stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Under our bylaws, stockholder proposals to be considered at our next annual meeting must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, or if no annual meeting was held in the prior year, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to Gregory A. Gould, Corporate Secretary, Aytu BioScience, Inc., 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112.

We anticipate holding our next annual meeting in November 2016 following the end of our fiscal year on June 30, 2016.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (720) 437-6580 or by mailing a request to 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive or a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 as filed with the SEC is accessible free of charge on its website at www.sec.gov. It contains audited financial statements covering the fiscal years ended June 30, 2015 and 2014. You can request a copy of our Annual Report on Form 10-K free of charge by calling (720) 437-6580 or by mailing a request to our Corporate Secretary, 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112. Please include your contact information with the request.

27

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings. Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the fiscal year ended June 30, 2015.

DIRECTIONS TO AYTU BIOSCIENCE, INC. ANNUAL MEETING AT THE OFFICES OF

WYRICK ROBBINS YATES & PONTON LLP

AT 4101 LAKE BOONE TRAIL, SUITE 300, RALEIGH, NORTH CAROLINA

Driving directions (from I-40):

From the East – Wilson / Rocky Mount / Greenville

Travel US 264 west towards Raleigh. Take exit 419, outer beltline I-440 heading toward northern Raleigh. Continue on I-440 for 9 miles to exit 5, Lake Boone Trail. Turn right onto Lake Boone Trail. The Summit building is 0.4 mile on your left.

From the West – RTP / Durham / Chapel Hill / RDU Airport
Travel I-40 east toward Raleigh. Take exit 289, Wade Avenue and continue to the Blue Ridge Road exit. Turn left onto Blue Ridge Road and travel 0.8 mile to Lake Boone Trail. Turn right onto Lake Boone Trail. The Summit building is 0.4 mile on your right.

28

Appendix A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AYTU BIOSCIENCE, INC.

Aytu BioScience, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Aytu BioScience, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on June 8, 2015 under the name Aytu BioScience, Inc. This Certificate of Amendment as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

SECOND: That Article IV, Section 1 of the Certificate of Incorporation of this corporation shall be deleted in its entirety and replaced with the following:

“The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000), of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.”

THIRD: That said Certificate of Amendment, which amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this __ day of _____ 2016.

Joshua R. Disbrow, Chief Executive Officer

Appendix B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AYTU BIOSCIENCE, INC.

Aytu BioScience, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Aytu BioScience, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on June 8, 2015 under the name Aytu BioScience, Inc. This Certificate of Amendment as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

SECOND: That Article IV, Section 1 of the Certificate of Incorporation of this corporation shall be deleted in its entirety and replaced with the following:

RESOLVED, that Article IV, Section 1 of the Certificate of Incorporation of this corporation shall be amended by adding the following paragraph:

“Effective as of 4:30 p.m. Eastern Standard Time on the date of the filing of this Certificate of Amendment to the Certificate of Incorporation of the Corporation (the “Effective Time”), a one-for-1 reverse stock split of the Corporation’s common stock shall become effective, pursuant to which each share of common stock, par value $0.0001 per share, issued and outstanding or held as treasury shares at the Effective Time (hereinafter called “Old Common Stock”), shall be reclassified and combined into one share of common stock, par value $0.0001 per share (hereinafter called “Common Stock”), automatically and without any action by the holder thereof, subject to the treatment of fractional shares, shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. As soon as practicable following the Effective Time, the Corporation will notify its stockholders of record as of the Effective Time to transmit outstanding share certificates to the Corporation’s exchange agent and registrar (“Exchange Agent”) and the Corporation will cause the Exchange Agent to issue new certificates or book entries representing one share of common stock for every five shares transmitted and held of record as of the Effective Time; and in settlement of fractional interests that might arise as a result of such combination as of the Effective Time, cause the Exchange Agent to disburse to such holders a cash payment in an amount equal to the product obtained by multiplying (i) the closing sales price of the Corporation’s Common Stock on the day of the Effective Time as reported on the OTCQX by (ii) the number of shares of the Corporation’s Common Stock held by a holder that would otherwise have been exchanged for a fractional share interest, as determined by the Board. The Corporation’s authorized shares of Common Stock, each having a par value of $0.0001 per share, shall not be changed.”

THIRD: That said Certificate of Amendment, which amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this __ day of _____ 2016.

Joshua R. Disbrow, Chief Executive Officer

1 Any number of shares of Common Stock between and including 1-for-4 and 1-for-12 as determined by the Board of Directors to be in the bests interests of the Corporation and its stockholders.

AYTU BIOSCIENCE, INC.

373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joshua R. Disbrow and Gregory A. Gould as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Aytu BioScience, Inc. held of record by the undersigned on April 1, 2016, at the Annual Meeting of Shareholders to be held at the offices of Wyrick Robbins Yates & Ponton LLP at 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, on May 24, 2016, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

AYTU BIOSCIENCE, INC.

May 24, 2016

PROXY VOTING INSTRUCTION

INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-579-1639 in the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
Vote online/phone until 11:59 PM EDT the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at www.aytubio.com.
¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IN PROPOSAL 1 “FOR” PROPOSALS 2, 3, 4 AND 6 AND “3 Years” for Proposal 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. The election as director of the nominees listed below.

NOMINEES:	FOR	WITHHOLD
ο Joshua R. Disbrow	☐	☐
ο Jarrett T. Disbrow	☐	☐
ο Michael Macaluso	☐	☐

2. The approval of an amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 100,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. The approval of an amendment to our Certificate of Incorporation to reduce the number of authorized shares of preferred stock from 50,000,000 to 10,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. The approval of an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio of any whole number between 1-for-4 and 1-for-12, as determined by our board of directors, at any time before November 24, 2016, if and as determined by our board of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. An advisory vote on executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
6. An advisory vote on the frequency with which future advisory votes on executive compensation should be held.	3 YEARS ☐	2 YEARS ☐	1 YEAR ☐
7. The ratification of EKS&H, LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2016.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2015 Annual Report to Shareholders.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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